April 25, 2003

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23230

Re:	GE Life and Annuity Assurance Company

GE Life & Annuity Separate Account III

Post-Effective Amendment No. 26 Under the Securities Act of 1933

Amendment No. 3 Under the Investment Company Act of 1940

File Nos. 33-12470; 811-05054

Ladies and Gentlemen:

I have served as Counsel to GE Life and Annuity Assurance Company (the “Company”) and its GE Life & Annuity Separate Account III (the “Separate Account”) in connection with the registration of an indefinite number of securities in the form of Flexible Premium Variable Life Insurance Policies (the “Policies”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. I have examined Post-Effective Amendment No. 26 and Amendment No. 3 to the Registration Statement on Form N-6, including all related documents and exhibits, and have reviewed such questions of law as I considered necessary and appropriate. On the basis of such examination and review, it is my opinion that:

1.	The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia and is duly authorized to sell and issue the Policies.

2.	The Separate Account has been properly created and is a validly existing separate account pursuant to the laws of the Commonwealth of Virginia.

3.	The issuance and sale of the Policies, when issued and sold in the manner stated in the registration statement, will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the policy form must be approved, prior to issuance thereof in certain jurisdictions.

GE Life and Annuity Assurance Company

April 25, 2003

4.	To the extent so provided under the Policies, that portion of the assets of the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account, will not be chargeable with liabilities arising out of any other business that the Company may conduct.

I hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 26 and Amendment No. 3 to the Registration Statement filed on Form N-6 for the Policies and the Separate Account.

Sincerely,

/s/ HEATHER HARKER

Heather Harker

Vice President and Associate General Counsel